UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 5, 2010 (November 2, 2010)

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Nevada	001-34945	98-0430762
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1625 Broadway, Suite 780, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 5, 2010, Triangle Petroleum Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Johnson Rice & Company L.L.C. (the “Underwriter”), relating to the public offering, issuance and sale of 10,800,000 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”). The price to the public in this offering is $5.50 per share. The net proceeds to the Company from this offering are expected to be approximately $54.3 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, assuming no exercise by the Underwriter of the option which the Company has granted the Underwriter under the terms of the Underwriting Agreement to purchase up to an additional 1,620,000 shares of Common Stock to cover over-allotments, if any. The Underwriting Agreement is filed as an exhibit to this report, and the description of the terms of the Underwriting Agreement in this report is qualified in its entirety by reference to such exhibit. The offering is expected to close on or about November 10, 2010, subject to customary closing conditions.

The offering is being made pursuant to the Company’s effective registration statement on Form S-1 and an accompanying preliminary prospectus (Registration Statement No. 333-168736) previously filed with the Securities and Exchange Commission and a final prospectus thereunder.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, customary indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of November 2, 2010, the Board of Directors of the Company approved the amendment and restatement of the Company’s First Amended and Restated Bylaws. These amendments had the effect of:

•	increasing the quorum requirement for stockholder meetings from 10% to one-third of the issued and outstanding shares of capital stock entitled to vote;

•	changing the notice requirements for stockholder meetings;

•	allowing the Board of Directors of the Company to permit uncertificated shares of capital stock;

•	negating the stockholder dissent rights set forth in Article 8 of the First Amended and Restated Bylaws;

•	updated the indemnification provisions to be more consistent with that of other public companies; and

•	making other clarifying and technical changes.

The description above of the amendments is qualified in its entirety by reference to the Second Amended and Restated Bylaws filed as an exhibit to this report and incorporated herein by reference.

Item 8.01.	Other Events.

Effective as of November 5, 2010 (the “Effective Date”) and in connection with the Company’s pricing of its offering of Common Stock, as described above, the Company’s previously announced 1-for-10 reverse stock split will be effective for all trading of its Common Stock. In addition, as of the Effective Date, the Company’s Common Stock will:

•	cease trading on the Over-the-Counter Bulletin Board;

•	commence trading on the NYSE Amex under the symbol “TPLM;” and

•	continue trading on the TSX Venture Exchange but will change its symbol on that exchange from “TPE” to “TPO.”

A press release announcing these events and the pricing of the offering of the Common Stock is filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement.
3.1	Second Amended and Restated Bylaws, effective as of November 2, 2010.
99.1	Press Release dated November 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2010	TRIANGLE PETROLEUM CORPORATION

	By:	/S/ JONATHAN SAMUELS
Jonathan Samuels
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement.
3.1	Second Amended and Restated Bylaws, effective as of November 2, 2010.
99.1	Press Release dated November 5, 2010.